Exhibit 99.1

Tempus Reports First Quarter 2025 Results

CHICAGO, May 6, 2025 — Tempus AI, Inc. (NASDAQ: TEM), a technology company leading the adoption of AI to advance precision medicine and patient care, today reported financial results for the quarter ended March 31, 2025.

• Revenue increased 75.4% year-over-year to $255.7 million in the first quarter of 2025

• Quarterly gross profit increased 99.8% year-over-year, reaching $155.2 million with continued gross margin improvement in both Genomics and Data and services

• Announced multi-year, strategic collaborations with AstraZeneca and Pathos to work together to build the largest multimodal foundation model in oncology, resulting in additional $200.0 million in data licensing and model development fees over the next 3 years

• Increasing full year 2025 revenue guidance to $1.25 billion, representing approximately 80% growth year-over-year. Expect positive Adjusted EBITDA of $5 million for full year 2025, increasing approximately $110 million over 2024

"The business is performing well with revenues growing, margins improving, and our costs remaining in check, allowing us to demonstrate significant year-over-year operating leverage,” said Eric Lefkofsky, Founder and CEO of Tempus. “Our strategic investments in AI have us uniquely positioned to advance what is possible in diagnostics and drug development, as evidenced by our announcement to build the largest foundation model in oncology with AstraZeneca and Pathos. We believe this is just the beginning as more and more healthcare providers and life science companies embrace AI."

First Quarter Summary Results

• Quarterly revenue increased 75.4% year-over-year to $255.7 million in the first quarter of 2025.

• Genomics contributed $193.8 million in revenue in the first quarter of 2025, growing 88.9% compared to the first quarter of 2024.

• Oncology testing (legacy Tempus clinical) revenue delivered $119.0 million, up 31.0% year-over-year in the first quarter of 2025, with approximately 20% volume growth.

• Hereditary testing (legacy Ambry Genetics) contributed $63.5 million in revenue in the first quarter, with approximately 23% unit growth.

• Revenue from Data and services totaled $61.9 million in the first quarter of 2025, delivering 43.2% growth versus the first quarter of 2024, led by Insights (data licensing), which grew 58.0% year-over-year.

• Generated $155.2 million in quarterly gross profit, reflecting a 99.8% improvement year-over-year.

• Reported a net loss of ($68.0 million) in the first quarter of 2025, including $28.2 million in stock compensation expense and related employer payroll taxes and fair value losses of $31.8 million related to our marketable equity securities, compared to a net loss of ($64.7 million) in the first quarter of 2024.

• Adjusted EBITDA of ($16.2 million) in the first quarter of 2025 compared to ($43.9 million) in the first quarter of 2024, an improvement of $27.8 million year-over-year.

First Quarter and Recent Operational Highlights

• Announced multi-year, strategic collaborations with AstraZeneca and Pathos to work together to build a multimodal foundation model in oncology, which include $200.0 million in additional data licensing and model development fees to Tempus over the next 3 years.

• Completed the acquisition of Ambry Genetics on February 3, 2025.

• Disclosed a collaboration with Illumina combining its AI technologies with Tempus’ comprehensive multimodal data platform to train genomic algorithms and accelerate clinical adoption of molecular testing.

• Reported the acquisition of Deep 6 AI, broadening Tempus’s reach and enhancing applications like Next and TIME.

• Launched olivia, an AI-enabled personal health concierge app for patients nationally.

• Nationally launched xT CDx with ADLT pricing established at $4,500 per test.

First Quarter Financial Results

	Three Months Ended March 31,
	2025	2024	Change
	(in thousands, except percentages and per share amounts)
	(unaudited)
Revenue	$255,737	$145,820	75.4%
Gross profit	$155,203	$77,697	99.8%
Loss from operations	$(68,689)	$(53,274)	NM(1)
Non-GAAP loss from operations	$(25,777)	$(53,274)	51.6%
Net loss	$(68,037)	$(64,743)	NM(1)
Adjusted EBITDA	$(16,174)	$(43,926)	63.2%
Net loss per share attributable to common shareholders, basic and diluted	$(0.40)	$(1.47)	72.8%
Non-GAAP net loss per share	$(0.24)	$(1.03)	76.3%

(1) Not meaningful due to the impact of including stock compensation expense and related employer payroll taxes

Financial Outlook and Guidance

Tempus now expects full year 2025 revenue of approximately $1.25 billion for the consolidated Tempus and Ambry Genetics business, which represents approximately 80% annual growth, and Adjusted EBITDA of $5 million for full year 2025, an improvement of approximately $110 million over 2024.

For additional information on the quarter, including a letter from our CEO and CFO, please visit our investors relations site at investors.tempus.com.

Webcast and Conference Call Information

A conference call and webcast will begin today, May 6, 2025 after market close at 4:30 p.m. Eastern Time. Interested parties may access details at:

Conference ID: 4680302

Domestic Dial-in Number: (888) 672-2415

International Dial-in Number: (646) 307-1952

Live webcast: https://edge.media-server.com/mmc/p/b4nkd33c/

The webcast may be accessed on the company’s investor relations website at investors.tempus.com. For those unable to listen to the live webcast, a recording will be made available on the company’s website after the event and will be accessible for one year. Visit the investor relations website to find the company’s latest deck, and commentary on the quarter by Eric Lefkofsky, Founder and CEO and Jim Rogers, CFO, which will be discussed on the conference call and webcast.

About Tempus

Tempus is a technology company advancing precision medicine through the practical application of artificial intelligence in healthcare. With one of the world’s largest libraries of multimodal data, and an operating system to make that data accessible and useful, Tempus provides AI-enabled precision medicine solutions to physicians to deliver personalized patient care and in parallel facilitates discovery, development and delivery of optimal therapeutics. The goal is for each patient to benefit from the treatment of others who came before by providing physicians with tools that learn as the company gathers more data. For more information, visit tempus.com.

Non-GAAP Financial Measures

In addition to the financial information presented in this release in accordance with accounting principles generally accepted in the United States of America (GAAP), Tempus also presents adjusted non-GAAP financial measures.

Non-GAAP gross profit is defined as GAAP gross profit, excluding stock-based compensation expense and employer payroll tax related to stock-based compensation (collectively, the “stock-based compensation adjustments”). Non-GAAP gross margin is defined as gross profit, excluding the stock-based compensation adjustments, as a percentage of revenue. Non-GAAP operating expenses are calculated as the sum of technology research and development expense, research and development expense, and selling, general and administrative expense, excluding the stock-based compensation adjustments,acquisition-related expenses, and amortization of intangibles due to acquisition. Non-GAAP loss from operations is defined as loss from operations, adjusted to exclude (i) stock-based compensation expense, (ii) employer payroll tax related to stock-based compensation expense, (iii) acquisition-related expenses, and (iv) amortization of intangibles due to acquisition. Non-GAAP net loss is defined as net loss, adjusted to exclude (i) changes in fair value of our warrant liability, warrant asset, marketable equity securities, contingent consideration liabilities and indemnity-related holdback liabilities, (ii) stock-based compensation expense, (iii) employer payroll tax related to stock-based compensation expense, (iv) acquisition-related expenses, (v) amortization of intangibles due to acquisition, (vi) losses on equity method investments, (vii) (benefit from) provision for income taxes, and (viii) amortization of deferred other income from our IP License Agreement with SB Tempus. Non-GAAP net loss per share is defined as non-GAAP net loss divided by weighted average common shares outstanding, basic and diluted.

Adjusted EBITDA is defined as net loss, adjusted to exclude (i) interest income, (ii) interest expense, (iii) depreciation and amortization, (iv) (benefit from) provision for income taxes, (v) losses on equity method investments, (vi) changes in fair value of our warrant liability, warrant asset, marketable equity securities, contingent consideration liabilities and indemnity-related holdback liabilities, (vii) stock-based compensation expense, (viii) employer payroll tax related to stock-based compensation expense, (ix) acquisition related expenses, and (x) amortization of deferred other income from our IP License Agreement with SB Tempus.

Tempus believes these non-GAAP financial measures are useful to investors and others because they allow for additional information with respect to financial measures used by management in its financial and operational decision-making and they may be used by institutional investors and the analyst community to help them analyze the health of Tempus’ business. In particular, Adjusted EBITDA is a key measurement used by Tempus management to make operating decisions, including those related to analyzing operating expenses, evaluating performance, and performing strategic planning and annual budgeting. However, there are a number of limitations related to the use of non-GAAP financial measures, and these non-GAAP measures should be considered in addition to, not as a substitute for or in isolation from, our financial results prepared in accordance with GAAP. Other companies, including companies in our industry, may calculate these non-GAAP financial measures differently or not at all, which reduces their usefulness as comparative measures.

Tempus does not provide guidance for net loss, the most directly comparable GAAP measure to EBITDA and Adjusted EBITDA, and similarly cannot provide a reconciliation between Tempus’ forecasted Adjusted EBITDA and net loss without unreasonable effort due to the unavailability of reliable estimates for certain components of net income (loss) and the respective reconciliations. These forecasted items are not within Tempus’ control, may vary greatly between periods, and could significantly impact future financial results.

Other Key Metrics

Total Remaining Contract Value (TCV) is equal to the total potential value of signed contracts and assumes the exercise of all contract options, all discretionary opt-ins, and no early termination. Remaining TCV excludes any revenue recognized to date on these contracts or any future adjustments made to the contractual value as a result of amendments or terminations.

Net Revenue Retention compares the annual Insights product revenue generated from all customers that made an Insights purchase in one year to the annual Insights product revenue generated from the same cohort of customers in the subsequent year.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended, about Tempus and its industry that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this press release are forward-looking statements, including, but not limited to, Tempus’ expected financial results for full year 2025; the expectation that the collaborations with AstraZeneca and Pathos AI will result in the largest multimodal foundation model in oncology; and whether investments in AI will transform what is possible in diagnostics and research. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “going to,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” or the negative of these words or other similar terms or expressions. Tempus cautions you that the foregoing may not include all of the forward-looking statements made in this press release.

You should not rely on forward-looking statements as predictions of future events. Tempus has based the forward-looking statements contained in this press release primarily on its current expectations and projections about future events and trends that it believes may affect Tempus’ business, financial condition, results of operations and prospects. These forward-looking statements are subject to risks and uncertainties related to: the intended use of Tempus’ products and services; Tempus’ financial performance; the ability to attract and retain customers and partners; managing Tempus’ growth and future expenses; competition and new market entrants; compliance with new laws, regulations and executive actions, including any evolving regulations in the artificial intelligence space; the ability to maintain, protect and enhance Tempus’ intellectual property; the ability to attract and retain qualified team members and key personnel; the ability to repay or refinance outstanding debt, or to access additional financing; future acquisitions, divestitures or investments, including Tempus’ ability to realize the expected benefits of the acquisition of Ambry Genetics and Deep 6 AI; the potential adverse impact of climate change, natural disasters, health epidemics, macroeconomic conditions, and war or other armed conflict, as well as risks, uncertainties, and other factors described in the section titled “Risk Factors” in Tempus’ Form 10-K for the year ended December 31, 2024, filed with the Securities and Exchange Commission (“the SEC”) on February 24, 2025, as well as in other filings Tempus may make with the SEC in the future. In addition, any forward-looking statements contained in this press release are based on assumptions that Tempus believes to be reasonable as of this date. Tempus undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law.

Contacts

Tempus Communications

Erin Carron

media@tempus.com

Tempus Investor Relations

Elizabeth Krutoholow

Elizabeth.krutoholow@tempus.com

Source: Tempus AI, Inc.

Tempus AI, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(Unaudited)

(in thousands, except per share amounts)

	Three Months Ended March 31,
	2025	2024
Net revenue
Genomics	$193,804	$102,569
Data and services	61,933	43,251
Total net revenue	$255,737	$145,820
Cost and operating expenses
Cost of revenues, genomics	84,783	52,835
Cost of revenues, data and services	15,751	15,288
Technology research and development	33,391	27,067
Research and development	35,874	24,340
Selling, general and administrative	154,627	79,564
Total cost and operating expenses	324,426	199,094
Loss from operations	$(68,689)	$(53,274)
Interest income	1,813	1,031
Interest expense	(18,003)	(13,238)
Other (expense) income, net	(27,455)	749
Loss before benefit from (provision for) income taxes	$(112,334)	$(64,732)
Benefit from (provision for) income taxes	46,180	(11)
Losses from equity method investments	(1,883)	—
Net Loss	$(68,037)	$(64,743)
Dividends on Series A, B, B-1, B-2, C, D, E, F, G, G-3, and G-4 preferred shares	—	(27,807)
Cumulative undeclared dividends on Series C preferred shares	—	(506)
Net loss attributable to common shareholders, basic and diluted	(68,037)	(93,056)
Net loss per share attributable to common shareholders, basic and diluted	$(0.40)	$(1.47)
Weighted-average shares outstanding used to compute net loss per share, basic and diluted	170,506	63,430
Comprehensive Loss, net of tax
Net loss	$(68,037)	$(64,743)
Foreign currency translation adjustment	4,598	(56)
Comprehensive loss	$(63,439)	$(64,799)

Tempus AI, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(in thousands, except share and per share amounts)

	March 31, 2025	December 31, 2024
Assets
Current Assets
Cash and cash equivalents	$151,603	$340,954
Accounts receivable, net of allowances of $1,477 and $1,141 at March 31, 2025 and December 31, 2024, respectively	262,613	154,819
Inventory	50,485	38,386
Prepaid expenses and other current assets	42,086	26,135
Marketable equity securities	67,183	107,309
Total current assets	$573,970	$667,603
Property and equipment, net	93,536	58,056
Goodwill	325,774	73,343
Intangible assets, net	399,544	11,716
Investments and other assets	14,811	8,305
Investment in joint venture	94,153	91,450
Operating lease right-of-use assets	39,626	14,762
Restricted cash	1,723	881
Total Assets	$1,543,137	$926,116

Liabilities, Convertible redeemable preferred stock, and Stockholders' equity
Current Liabilities
Accounts payable	88,732	53,804
Accrued expenses	129,238	130,407
Deferred revenue	73,431	75,981
Deferred other income	15,955	15,955
Other current liabilities	18,194	6,964
Operating lease liabilities	9,420	6,459
Accrued data licensing fees	1,500	1,500
Total current liabilities	$336,470	$291,070
Operating lease liabilities, less current portion	47,567	26,199
Convertible promissory note	233,620	168,192
Other long-term liabilities	9,670	15,980
Revolving credit facility	100,000	—
Interest payable	1,470	70,450
Long-term debt, net	467,144	267,244
Deferred other income, less current portion	19,944	23,932
Deferred revenue, less current portion	1,058	6,710
Total Liabilities	$1,216,943	$869,777

Commitments and contingencies (Note 8)
Convertible redeemable preferred stock, $0.0001 par value, 20,000,000 shares authorized at March 31, 2025 and December 31, 2024, respectively, no shares issued and outstanding at March 31, 2025 and December 31, 2024; aggregate liquidation preference of $0 at March 31, 2025 and December 31, 2024, respectively	$—	$—
Stockholders' equity
Class A Voting Common Stock, $0.0001 par value, 1,000,000,000 shares authorized at March 31, 2025 and December 31, 2024, respectively; 167,989,074 and 157,076,972 shares issued and outstanding at March 31, 2025 and December 31, 2024, respectively	17	16
Class B Voting Common Stock, $0.0001 par value, 5,500,000 shares authorized at March 31, 2025 and December 31, 2024, respectively; 5,043,789 issued and outstanding at March 31, 2025 and December 31, 2024, respectively	1	1
Non-voting Common Stock, $0.0001 par value, no shares authorized at March 31, 2025 and December 31, 2024, respectively; no shares issued and outstanding at March 31, 2025, and December 31, 2024, respectively	—	—
Treasury Stock, 145,466 shares at March 31, 2025 and December 31, 2024, at cost	(3,602)	(3,602)
Additional Paid-In Capital	2,543,957	2,210,664
Accumulated Other Comprehensive Income	4,692	94
Accumulated deficit	(2,218,871)	(2,150,834)
Total Stockholders' equity	$326,194	$56,339
Total Liabilities, Convertible redeemable preferred stock, and Stockholders' equity	$1,543,137	$926,116

Tempus AI, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(in thousands, except per share amounts)

	Three Months Ended March 31,
	2025	2024
Operating activities
Net loss	$(68,037)	$(64,743)
Adjustments to reconcile net loss to net cash used in operating activities
Change in fair value of warrant liability	$—	$800
Stock-based compensation	22,974	—
Loss (gain) on marketable equity securities	31,805	(6,246)
Deferred income taxes	(46,216)	—
Losses from equity method investments	1,883	—
Amortization of original issue discount	560	345
Amortization of deferred financing fees	157	128
Change in fair value of contingent consideration	—	194
Change in fair value of holdback liability	46	—
Amortization of warrant contract asset	—	1,211
Depreciation and amortization	20,353	9,189
Provision for bad debt expense	316	219
Change in fair value of warrant asset	—	4,700
Non-cash operating lease costs	2,089	1,674
Minimum accretion expense	248	70
PIK interest added to principal	3,274	2,182
Change in assets and liabilities
Accounts receivable	(45,175)	(13,552)
Inventory	(911)	(1,284)
Prepaid expenses and other current assets	(5,798)	(5,729)
Investments and other assets	(3,358)	1,294
Accounts payable	23,572	(12,057)
Deferred revenue	(12,377)	(15,974)
Deferred other income	(3,988)	—
Accrued data licensing fees	(250)	(2,750)
Accrued expenses & other	(27,606)	(2,353)
Interest payable	3,508	3,643
Operating lease liabilities	(2,693)	(2,339)
Net cash used in operating activities	$(105,624)	$(101,378)

Investing activities
Purchases of property and equipment	$(2,074)	$(6,108)
Proceeds from sale of marketable equity securities	8,316	23,098
Business combinations, net of cash acquired (Note 4)	(380,762)	—
Purchases of capitalized software	(1,298)	—
Net cash (used in) provided by investing activities	$(375,818)	$16,990

Financing activities
Payment of deferred offering costs	$—	$(565)
Proceeds from revolving credit facility, net of original issue discount	98,000	—
Proceeds from long-term debt, net of original issue discount	196,000	—
Payment of deferred financing fees	(958)	—
Payment of indemnity holdback related to acquisition	—	(813)
Net cash provided by (used in) financing activities	$293,042	$(1,378)
Effect of foreign exchange rates on cash	$(109)	$(49)

Net decrease in Cash, Cash Equivalents and Restricted Cash	$(188,509)	$(85,815)
Cash, cash equivalents and restricted cash, beginning of period	341,835	166,607
Cash, cash equivalents and restricted cash, end of period	$153,326	$80,792

Cash, Cash Equivalents and Restricted Cash are Comprised of:
Cash and cash equivalents	$151,603	$79,942
Restricted cash and cash equivalents	1,723	850
Total cash, cash equivalents and restricted cash	$153,326	$80,792

Supplemental disclosure of cash flow information
Cash paid during the year for interest	$10,849	$6,980
Cash paid for income taxes	$—	$—

Supplemental disclosure of noncash investing and financing activities
Dividends payable	$—	$2,966
Purchases of property and equipment, accrued but not paid	$7,003	$1,379
Deferred offering costs, accrued but not yet paid	$—	$4,071
Redemption of convertible promissory note	$7,060	$6,391
Non-voting common stock issued in connection with business combinations	$—	$344
Class A Voting Common Stock issued in connection with business combinations	$310,320	$—
Issuance of Series G-3 Preferred Stock	$—	$3,809
Issuance of Series G-4 Preferred Stock	$—	$611
Convertible promissory note principal reset due to amendment	$72,488	$—

Tempus AI, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures

(Unaudited)

(in thousands, except percentages and per share amounts)

Genomics Gross Profit & Gross Margin

	Three Months Ended March 31,
	2025	2024
Genomics revenue	$193,804	$102,569
Cost of revenues, genomics	84,783	52,835
Gross profit, genomics	$109,021	$49,734
Stock-based compensation expense	1,035	—
Employer payroll tax related to stock-based compensation	48	—
Non-GAAP gross profit, genomics	$110,104	$49,734
Genomics gross margin	56.3%	48.5%
Stock-based compensation expense	0.5%	0.0%
Employer payroll tax related to stock-based compensation	0.0%	0.0%
Non-GAAP gross margin, genomics	56.8%	48.5%

Data and Services Gross Profit & Gross Margin

	Three Months Ended March 31,
	2025	2024
Data and services revenue	$61,933	$43,251
Cost of revenues, data and services	15,751	15,288
Gross profit, data and services	$46,182	$27,963
Stock-based compensation expense	611	—
Employer payroll tax related to stock-based compensation	44	—
Non-GAAP gross profit, data and services	$46,837	$27,963
Gross margin, data and services	74.6%	64.7%
Stock-based compensation expense	1.0%	0.0%
Employer payroll tax related to stock-based compensation	0.1%	0.0%
Non-GAAP gross margin, data and services	75.6%	64.7%

Total Gross Profit & Gross Margin

	Three Months Ended March 31,
	2025	2024
Net revenue	$255,737	$145,820
Cost of revenues	100,534	68,123
Gross profit	$155,203	$77,697
Stock-based compensation expense	1,646	—
Employer payroll tax related to stock-based compensation	91	—
Non-GAAP gross profit	$156,940	$77,697
Gross margin	60.7%	53.3%
Stock-based compensation expense	0.6%	0.0%
Employer payroll tax related to stock-based compensation	0.0%	0.0%
Non-GAAP gross margin	61.4%	53.3%

Operating Expenses

	Three Months Ended March 31,
	2025	2024
Technology research and development	$33,391	$27,067
Stock-based compensation expense	3,319	—
Employer payroll tax related to stock-based compensation	261	—
Non-GAAP technology research and development	$29,811	$27,067
Research and development	$35,874	$24,340
Stock-based compensation expense	1,982	—
Employer payroll tax related to stock-based compensation	176	—
Non-GAAP research and development	$33,716	$24,340
Selling, general and administrative	$154,627	$79,564
Stock-based compensation expense	16,027	—
Employer payroll tax related to stock-based compensation	4,725	—
Acquisition related expenses	3,529	—
Amortization of intangibles due to acquisition	11,156	—
Non-GAAP selling, general and administrative	$119,190	$79,564
Operating expenses	$223,892	$130,971
Stock-based compensation expense	21,328	—
Employer payroll tax related to stock-based compensation	5,162	—
Acquisition related expenses	3,529	—
Amortization of intangibles due to acquisition	11,156	—
Non-GAAP operating expenses	$182,717	$130,971

Earnings per Share

	Three Months Ended March 31,
	2025	2024
Net loss	$(68,037)	$(64,743)
Fair value changes(1)	31,850	(590)
Stock-based compensation expense	22,974	—
Employer payroll tax related to stock-based compensation	5,253	—
Acquisition related expenses(2)	3,529	—
Amortization of intangibles due to acquisition	11,156	—
Losses on equity method investments	1,883	—
(Benefit from) provision for income taxes	(46,180)	11
Amortization of technology license	(3,989)	—
Non-GAAP net loss	$(41,561)	$(65,322)
Non-GAAP net loss per share	$(0.24)	$(1.03)
Weighted average common shares outstanding, basic and diluted	170,506	63,430

(1) Fair value changes include gains and losses related to quarterly fair value adjustments of our warrant liability, warrant asset, marketable equity securities, contingent consideration liabilities, and indemnity-related holdback liabilities.

(2) Acquisition related expenses consist of legal, diligence, accounting, and financing costs incurred for the acquisitions of Ambry and Deep 6 during the three months ended March 31, 2025.

Adjusted EBITDA

	Three Months Ended March 31,
	2025	2024
Net loss	$(68,037)	$(64,743)
Interest income	(1,813)	(1,031)
Interest expense	18,003	13,238
Depreciation	7,883	6,269
Amortization	12,470	2,920
(Benefit from) provision for income taxes	(46,180)	11
EBITDA	$(77,674)	$(43,336)
Losses on equity method investments	1,883	—
Fair value changes(1)	31,850	(590)
Stock-based compensation expense	22,974	—
Employer payroll tax related to stock-based compensation	5,253	—
Acquisition related expenses(2)	3,529	—
Amortization of technology license	(3,989)	—
Adjusted EBITDA	$(16,174)	$(43,926)

(1) Fair value changes include gains and losses related to quarterly fair value adjustments of our warrant liability, warrant asset, marketable equity securities, contingent consideration liabilities, and indemnity-related holdback liabilities.

(2) Acquisition related expenses consist of legal, diligence, accounting, and financing costs incurred for the acquisitions of Ambry and Deep 6 during the three months ended March 31, 2025.

Loss from Operations

	Three Months Ended March 31,
	2025	2024
Loss from operations	$(68,689)	$(53,274)
Stock-based compensation expense	22,974	—
Employer payroll tax related to stock-based compensation	5,253	—
Acquisition related expenses(1)	3,529	—
Amortization of intangibles due to acquisition	11,156	—
Non-GAAP loss from operations	$(25,777)	$(53,274)

(1) Acquisition related expenses consist of legal, diligence, accounting, and financing costs incurred for the acquisitions of Ambry and Deep 6 during the three months ended March 31, 2025.